Exhibit 99.1
Company contacts:
Brian D. Parrish
Pamela Gallegos
(505) 464-7777
FOR IMMEDIATE RELEASE:
INN OF THE MOUNTAIN GODS RESORT AND CASINO ANNOUNCES OPERATING
RESULTS FOR FIRST QUARTER ENDED JULY 31, 2007
     MESCALERO, NM — September 13, 2007— Inn of the Mountain Gods Resort and Casino (“IMGRC”) today reported revenue of $33.8 million, operating income of $0.7 million and EBITDA(1) of $11.7 million for its first quarter ended July 31, 2007.
     Net income for the quarter improved $1.7 million or 200% from the prior year primarily as a result of improvements across all of the operations.
     Net revenues increased $1.6 million, or 5%, to $33.8 million for the quarter ended July 31, 2007 from $32.2 million for the quarter ended July 31, 2006. Gaming net revenues increased $1.3 million, up 6% from the comparable prior period; food and beverage revenues increased $0.6 million, or 18%, from the comparable prior period; hotel revenues increased $0.4 million, or 11%, over a year ago. Recreation and other revenue for the 2007 period decreased $0.3 million, or (6%), from July 31, 2006. Promotional Allowances increased $0.4 million, or 133%, for the quarter ended July 31, 2007 compared to the quarter ended July 31, 2006 as part of a refined marketing strategy to award gaming patrons.
     According to Mr. Brian Parrish, Chief Operating Officer for IMGRC, “We are very pleased with the sequential and year-over-year improvements in our financial operating performance for the first quarter. Our company is continuing to realize the benefits of solid execution of a well-balanced business plan. The growth in EBITDA was fueled primarily from increases in slot, hotel and food & beverage revenues but with reduced operating expense and a nominal increase in labor to protect service levels.”
     IMGRC posted the following results for the fiscal quarter ended July 31, 2007:
     Net Gaming revenues increased $1.3 million, or 6%, to $22.0 million for the quarter ended July 31, 2007 from $20.7 million for the quarter ended July 31, 2006. Slot revenues increased to approximately $20.7 million for the quarter ended July 31, 2007 from $19.5 million for the quarter ended July 31, 2006, an increase of $1.2 million. Gross slot win per unit, per day was $152 for the quarter ended July 31, 2007 compared to $141 for the quarter ended July 31, 2006; the weighted average number of machines slightly declined to 1,482 for the quarter ended July 31, 2007 from 1,502 for the quarter ended July 31, 2006. Table games revenue increased $0.1 million, or 4%, to $2.9 million for the quarter ended July 31, 2007 from $2.8 million for the quarter ended July 31, 2006. Daily Net Win per Table for the quarter ended July 31, 2007 was $642 as compared to $614 for the same period a year ago, a 5% increase.
     Hotel revenues for the quarter ended July 31, 2007 increased $0.4 million to $4.1 million while the quarter ending July 31, 2006 hotel revenues were $3.7 million. Occupancy rates averaged 86%, an increase of 16%, for the quarter ended July 31, 2007 over the comparable prior 2006 period, the average daily rate decreased to $170, for the quarter ended July 31, 2007; as compared to $202 for the same period a year ago. Revenue per available room was $147 for the quarter ended July 31, 2007, a 3% increase over the comparable prior 2006 period.
     Food and beverage revenues increased $0.6 million, or 18%, to $4.0 million for the quarter ended July 31, 2007 from $3.4 million for the quarter ended July 31, 2006.
     Recreation and other revenues decreased $0.3 million, or (6%) to $4.4 million for the quarter ended July 31, 2007 compared to $4.7 million for the quarter ended July 31, 2006.
     Total operating expenses remained flat at $26.4 million for the quarters ended July 31, 2007 and 2006.
     Gaming expenses decreased $0.1 million to $7.4 million for the quarter ended July 31, 2007 from $7.5 million for the quarter ended July 31, 2006.

     Food and beverage expenses remained flat at $3.9 million for the quarters ended July 31, 2007 and 2006.
     Hotel expenses decreased $0.2 million for the quarter ended July 31, 2007 from $1.4 million for the quarter ended July 31, 2006. Hotel is running at a 70% profit for the quarter ended July 31, 2007 up 6% from a year ago, due to continued increases improved expense management.
     Recreation and other costs decreased $0.2 million, or (5%) to $3.8 million for the quarter ended July 31, 2007 from $3.9 million for the quarter ended July 31, 2006.
     Marketing costs decreased $0.3 million to $2.2 million for the quarter ended July 31, 2007 from $2.5 million for the quarter ended July 31, 2006 due to improved marketing programs.
     General and administrative expenses increased $0.6 million, or 38%, to $2.2 million for the quarter ended July 31, 2007 from $1.6 million for the quarter ended July 31, 2006 due to higher occupancy rates resulting in increased utility costs and wages.
     Income from operations increased $1.6 million, or 28%, to $7.4 million for the quarter ended July 31, 2007 from $5.8 million for the quarter ended July 31, 2006.
     As of July 31, 2007 and April 30, 2007, we had cash and cash equivalents (net of amounts in restricted accounts) of $13.1 million and $16.9 million, respectively. Our principal uses of liquidity for the three month period ended July 31, 2007 were $0.3 million used by operations, $0.4 million used in investing activities and $3.0 million used in financing activities.
     Cash used in operating activities was $0.3 million, a $1.3 million improvement over the previous year, as a result of improved profitability.
     Cash used in investing activities for the three month period ended July 31, 2007 was $0.4 million which consisted of $0.1 million in construction in progress and $0.3 million in non gaming equipment.
     Cash used from financing activities for the three month period ended July 31, 2007 was $3.0 million, consisting of $1.0 million from long term debt, which consisted of $0.05 million in notes payable to BIA, $0.7 million to capital loans and $0.2 million short term notes; and $2.0 million distributed to the Tribe.

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	April 30, 2007	July 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$16,930	$13,138
Other- A/R, Inventory and Prepaids	1,900	2,680

Total current assets	18,830	15,818
Property and equipment, net	210,526	206,942
Deferred Financing costs	6,070	5,664
Other assets, net	113	275

Total assets	$235,539	$228,699

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,462	$2,134
Accrued Interest	11,200	5,200
Other accrued expenses and deposits	6,624	6,986
Current portion of long-term debt	3,659	3,785

Total current liabilities	22,945	18,105
Long-term debt	208,174	207,315

Total liabilities	231,119	225,420
Shareholders’ equity	4,420	3,279

Total liabilities and shareholders’ equity	$235,539	$228,699

INN OF THE MOUNTAIN GODS RESORT AND CASINO
CONDENSED CONSOLIDATED STATEMENTS OF OPERATION
(in thousands; unaudited)

	July 31, 2006	July 31, 2007
Gaming revenue, net	$20,703	$22,001
Hotel Revenue, net	3,690	4,121
Food and Beverage revenue	3,449	4,009
Recreation and other	4,673	4,379
Promotional Allowances	334	682

Net Revenue	32,181	33,828
Gaming expenses	4,684	7,353
Hotel expenses	1,334	1,227
Food and Beverage expense	3,884	3,882
Recreation and other	3,856	3,749
Marketing, G&A, Shared Services	8,136	5,885
Depreciation	4,511	4,235
Gain (loss) disposal of assets	7	63

Total operating expenses	26,412	26,395
Operating income	5,769	7,434
Net interest and other (expense) income	(6,606)	(6,575)

Net Income (Loss)	$(837)	$859

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of April 30,	As of July 31,
	2007	2007 (unaudited)
Current Assets
Cash and cash equivalents	$16,929,630	$13,137,608
Accounts receivable, net of allowance for doubtful accounts	539,368	826,428
Inventories	766,658	1,013,931
Prepaid expenses and other assets	594,478	839,060

Total current assets	18,830,134	15,817,027
Non-Current Assets
Property plant and equipment	298,091,568	298,472,422
Accumulated Depreciation	(87,565,430)	(91,530,025)

Property plant and equipment, net	210,526,138	206,942,397
Other Assets	112,500	275,075
Deferred financing costs	6,070,653	5,664,342

Total Assets	$235,539,425	$228,698,841

Liabilities and Equity
Current Liabilities
Accounts Payable	$1,461,913	$2,133,780
Accrued expenses	3,966,057	3,615,323
Accrued payroll and benefits	2,218,879	2,167,553
Accrued interest	11,200,000	5,200,000
Advanced deposits	438,659	1,203,043
Current portion of long-term debt	3,659,278	3,785,225

Total current liabilities	22,944,786	18,104,924
Non-Current Liabilities
Long-term debt, net of current portion	208,174,124	207,315,301

Total liabilities	231,118,910	225,420,225
Commitments and contingencies (note 9)
Equity
Contributed Capital	29,652,939	27,651,938
Accumulated deficit	(25,232,424)	(24,373,322)

Total equity	4,420,515	3,278,616

Total liabilities and equity	$235,539,425	$228,698,841

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended	Three Months Ended
	July 31, 2006	July 31, 2007
Revenues:
Gaming	$20,702,932	$22,000,709
Hotel	3,689,635	4,121,358
Food and Beverage	3,449,483	4,009,257
Recreation and other	4,673,607	4,378,966

Gross Revenue	32,515,657	34,510,290
Less-Promotional Allowances	334,465	681,608

Net Revenue	32,181,192	33,828,682

Operating Expenses
Gaming	7,513,149	7,353,458
Hotel expenses	1,353,643	1,226,922
Food and beverage	3,884,503	3,881,886
Recreation and other	3,856,184	3,749,389
Marketing	2,530,973	2,211,712
General and administrative	1,559,366	2,249,936
Health Insurance — Medical	530,986	549,849
Mescalero Apache 401K	—	221,286
Mescalero Apache Telecom	64,536	51,002
Tribal Regulatory Fees	600,000	600,000
Depreciation	4,511,099	4,235,364
Loss on disposal of assets	7,439	63,847

Total Operating Expenses	26,411,878	26,394,651

Operating Income	5,769,314	7,434,031

Other Income (Expense)
Interest Income	81,998	47,942
Interest Expense	(6,688,173)	(6,622,871)
Other income (expense)	(582)	—

Total Other Income (expense)	(6,606,757)	(6,574,929)

Net Income (Loss)	$(837,443)	$859,102

INN OF THE MOUNTAIN GODS RESORT AND CASINO AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended	Three Months Ended
	July 31, 2006	July 31, 2007
Cash flows from operating activities
Net income (loss)	$(837,443)	$859,102
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	5,191,638	4,641,675
Changes in assets and liabilities:
Loss on disposal of assets	7,439	63,847
Accounts receivable, net of allowance	(288,197)	(287,060)
Inventories	111,913	(247,273)
Prepaid expenses	(368,821)	(244,582)
Other long-term assets	(7,997)	(162,575)
Accounts payable	(636,364)	671,867
Accrued expenses, payroll and benefits	1,187,496	(402,060)
Accrued interest payable	(6,000,000)	(6,000,000)
Deposits and advance payments	—	764,384

Net cash used in operating activities	(1,640,336)	(342,675)

Cash flows from investing activities:
Purchase of property, plant and equipment	(40,781)	(426,050)

Net cash used in investing activities	(40,781)	(426,050)

Cash flows from financing activities:
Restricted cash for construction payments and interest reserve	(55,997)	—
Principal (payments) on long-term debt, net	(816,267)	(1,022,296)
Distributions to Mescalero Apache Tribe	(1,244,847)	(2,001,001)

Net cash used in financing activities	(2,117,111)	(3,023,297)

Net decrease in cash and cash equivalents	(3,798,228)	(3,792,022)
Cash and cash equivalents, beginning of period	16,768,372	16,929,630

Cash and cash equivalents, end of period	$12,970,144	$13,137,608

Supplemental cash flow information:
Cash paid for interest	$12,688,173	$12,216,560

Non-cash investing and financing activities:
Property, plant and equipment acquired through capital lease	$983,940	$289,420

     (1) IMGRC defines EBITDA as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian nation and is not subject to federal or state income tax. Below is a quantitative reconciliation of EBITDA to the most directly comparable GAAP financial performance measure, which is net income (in thousands):

			Quarter Ended
	Q3 FY 06	Q4 FY 06	Q1 FY 07	Q2 FY 06	Q3 FY 07	Q4 FY 07	Q1 FY 08
Net income	$(4,616)	$(6,891)	$(837)	$88	$(2,537)	$(678)	$859
Interest expense (income), net	7,324	5,747	6,606	6,571	6,617	6,566	6,575
Depreciation and amortization	4,456	4,491	4,511	4,563	4,502	4,593	4,235

EBITDA	$7,164	$3,347	$10,280	$11,222	$8,582	$10,481	$11,669

IMGRC cautions you that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers because not all issuers and analysts calculate EBITDA in the same manner. EBITDA is presented in this press release because management believes it is a useful supplement to income from operations and cash provided by operating activities in understanding cash flows available for debt service, capital expenditures and Tribal distributions. Accordingly, IMGRC’s management utilizes EBITDA along with net income, income from operations and other GAAP measures in evaluating its operations and performance. EBITDA should not be considered as an alternative measure of IMGRC’s net income, income from operations, cash flow or liquidity. EBITDA is not a measurement of financial performance or liquidity in accordance with GAAP. Although IMGRC believes EBITDA enhances an understanding of its financial condition and results of operations, this non-GAAP financial measure, when viewed individually, is not necessarily a better indicator of any trend as compared to GAAP financial measures (e.g., income from operations, net revenues, cash provided by operating activities) conventionally computed in accordance with GAAP.
ABOUT INN OF THE MOUNTAIN GODS RESORT AND CASINO
     IMGRC is a business enterprise of the Mescalero Apache Tribe, a federally recognized Indian tribe with an approximately 725-square mile reservation situated in the Sacramento Mountains in south-central New Mexico. IMGRC includes all of the resort enterprises of the Mescalero Apache Tribe including Casino Apache Travel Center, Ski Apache and IMGRC’s new resort, which opened on September 15, 2005, and features a 273-room hotel, a 38,000 square foot casino, a fitness center and indoor swimming pool and a 37,000 square foot convention and special events center, which includes capacity for 17,000 square feet of divisible meeting room space.
NON-GAAP FINANCIAL MEASURES
     In this press release, IMGRC makes references to EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. IMGRC is an instrumentality of a sovereign Indian tribe and is not subject to federal or state income tax. IMGRC cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA in the same manner.
     EBITDA provides an additional way to view IMGRC’s operations and, when viewed in connection with both the GAAP results and reconciliation to net income, IMGRC believes EBITDA provides a more complete understanding of its business than could be obtained absent this disclosure. EBITDA is presented solely as a supplemental disclosure because (i) IMGRC believes it enhances an overall understanding of IMGRC’s past and current financial performance; (ii) IMGRC believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the gaming industry because EBITDA excludes certain items that may not be indicative of IMGRC’s operating results; (iii) measures that are comparable to EBITDA are often used as an important basis for the valuation of gaming companies; and (iv) IMGRC uses EBITDA internally to evaluate the performance of its operating personnel and also as a benchmark to evaluate its operating performance in comparison to its competitors.
     The use of EBITDA has certain limitations. EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of IMGRC’s performance) or cash flows provided by operating activities (as an indicator of IMGRC’s liquidity), nor should it be considered as an indicator of IMGRC’s overall financial performance. EBITDA eliminates certain substantial recurring items from net income, such as depreciation and amortization and interest expense. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of IMGRC’s results. IMGRC compensates for these limitations by providing the relevant disclosure of depreciation and amortization and interest expense excluded in the calculation of EBITDA both in its reconciliation to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. IMGRC strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. A reconciliation of EBITDA to net income is included in the selected financial information that accompanies this press release.
CONFERENCE CALL
     IMGRC will discuss its quarterly results during a conference call at 4:00 pm (EST) on Monday, September 17, 2007. The call can be accessed via telephone by dialing 800-289-0572. Interested parties should call at least ten minutes prior to the start of the conference call to register. You can access a live broadcast of the call by visiting IMGRC’s website at www.innofthemountaingods.com. Interested parties will be able to access a replay of the conference call by visiting IMGRC’s website anytime within the next 60 days.

FORWARD-LOOKING STATEMENTS
     Some information included in this press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include information relating to business activities and project development. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “except,” “scheduled,” or “intend” and similar expressions. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of IMGRC. Additional information concerning these potential factors is included in IMGRC’s Annual Report on Form 10-K for its fiscal year ended April 30, 2007, filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2007. The forward-looking statements included in this press release are made only as of the date of this release. IMGRC does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. IMGRC cannot assure you that projected results or events will be achieved.